Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter 2024 Results And Narrows 2024 Guidance

Philadelphia, PA, April 17, 2024 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2024.
Management Comments
“During the first quarter, we made excellent progress on our 2024 business plan highlighted by achieving 98% of our speculative revenue target based on the midpoint of our guidance” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We continue to experience positive mark-to-market rental rate increases of 16.9% and 3.3% on an accrual and cash basis as well. In early April, we further strengthened our balance sheet and liquidity position by issuing a $400 million five-year unsecured bond at 8.875%.  The bond proceeds are being used to retire the $335 million outstanding balance on our unsecured bond maturing in October 2024 and the outstanding balance on our line of credit. Once these bonds are retired, we have no bond maturities until November 2027 and no outstanding balance on our $600 million line of credit.  With the bond issuance occurring earlier than anticipated in our 2024 business plan, we are narrowing our FFO range from $0.90 to $1.00 per share to $0.90 to $0.97 per share.”
First Quarter 2024 Highlights
Financial Results
•Net loss allocated to common shareholders: ($16.7) million, or ($0.10) per share.
•Funds from Operations (FFO): $41.2 million, or $0.24 per diluted share.
Portfolio Results
•Core Portfolio: 87.7% occupied and 89.0% leased.
•New and renewal leases signed: 359,000 square feet.
•Rental rate mark-to-market: Increased 16.9% on an accrual basis and 3.3% on a cash basis.
•Same store net operating income: 1.9% on an accrual basis and 5.3% on a cash basis.
Transaction Activity

Finance Activity
•As previously announced, we completed an underwritten public offering of $400 million aggregate principal amount of our 8.875% guaranteed Notes due 2029 (the “2029 Notes”). Interest on the 2029 Notes will be payable semi-annually on April 12 and October 12 of each year, commencing October 12, 2024. The offering of the 2029 Notes closed on April 12, 2024 The net proceeds from the offering, after deducting underwriting discounts and transaction expenses related to the offering, totaled approximately $391.9 million. We will use the net proceeds of the offering to tender or redeem $335.1 million in aggregate principal amount outstanding of our 4.10% Guaranteed Notes due October 1, 2024 (the “2024 Notes”) and for general corporate purposes.
•As previously announced, on April 15, 2024 we commenced a Tender Offer for any and all of our outstanding 2024 Notes (the “Tender Offer”). The Tender Offer is scheduled to expire on April 19, 2024 and, on which date, the purchase price of the 2024 Notes will be determined by reference to the fixed spread for the 2024 Notes to the yield based on the bid-side price of the 4.250% U.S. Treasury due September 30, 2024. Upon completion of the Tender Offer, we plan to redeem any 2024 Notes outstanding after the Tender Offer.
•As of March 31, 2024, we had a $37.0 million outstanding balance on our $600.0 million unsecured line of credit.
•As of March 31, 2024, we had $43.2 million of cash and cash equivalents on-hand.
Results for the Three Months Ended March 31, 2024
Net loss allocated to common shares totaled ($16.7) million, or ($0.10) per diluted share, in the first quarter of 2024 compared to a net loss allocated to common shares of ($5.3) million, or ($0.03) per diluted share in the first quarter of 2023.
FFO available to common shares and units in the first quarter of 2024 totaled $41.2 million, or $0.24 per diluted share, versus $50.8 million or $0.29 per diluted share in the first quarter of 2023. Our first quarter 2024 payout ratio ($0.15 common share distribution / $0.24 FFO per diluted share) was 62.5%.
Operating and Leasing Activity
In the first quarter of 2024, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.9% on an accrual basis and 5.3% on a cash basis for our 68 same store properties, which were 87.6% and 88.0% occupied on March 31, 2024 and March 31, 2023, respectively.
We leased approximately 359,000 square feet and commenced occupancy on 293,000 square feet during the first quarter of 2024. The first quarter occupancy activity includes 164,000 square feet of renewals, 63,000 square feet of new leases and 66,000 square feet of tenant expansions. We have an additional 168,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2024.

We achieved a 67% tenant retention ratio in our core portfolio with negative absorption of (49,000) square feet during the first quarter of 2024. First quarter rental rate growth increased 16.9% as our renewal rental rates increased 16.9% and our new lease/expansion rental rates increased 16.8%, all on an accrual basis.
At March 31, 2024, our core portfolio of 69 properties comprising 12.7 million square feet was 87.7% occupied and, as of April 16, 2024, we are now 89.0% leased (reflecting new leases commencing after March 31, 2024).
Distributions
On February 14, 2024, our Board of Trustees declared a quarterly cash dividend of $0.15 per common share and OP Unit that will be paid on April 18, 2024 to holders of record on April 4, 2024.
2024 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2024 loss per share guidance from $(0.36) - $(0.26) to $(0.36) - $(0.29) per share and 2024 narrowing our FFO guidance from $0.90 - $1.00 to $0.90 - $0.97 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2024 FFO and earnings per diluted share:

Guidance for 2024		Range

Loss per diluted share allocated to common shareholders	$(0.36)	to	$(0.29)
Plus: real estate depreciation, amortization	1.26		1.26

FFO per diluted share	$0.90	to	$0.97

Our 2024 FFO key assumptions include:
•Year-end Core Occupancy Range: 87-88%;
•Year-end Core Leased Range: 88-89%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 0-2%;
•Same Store (accrual) NOI Growth Range: (1)-1%;
•Same Store (cash) NOI Growth Range: 1-3%;
•Speculative Revenue Target: $24.0 - $25.0 million, $24.1 million achieved;
•Tenant Retention Rate Range: 51-53% increased to 57-59%: 600 Basis Point Improvement;
•Interest Expense Range: $125 - $130 million;
•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): $80 - $100 million;
•Joint Venture Activity: None;
•Development Starts: None;
•Financing Activity: Completed the refinance of our 2024 Notes ($335.1 million outstanding);
•Share Buyback Activity: None; and
•Annual earnings and FFO per diluted share based on 176.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 156 properties and 22.3 million square feet as of March 31, 2024 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We are releasing our first quarter earnings after the market close on Wednesday, April 17, 2024 and will hold our first quarter conference call on Thursday, April 18, 2024 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Looking Ahead – Second Quarter 2024 Conference Call
We expect to release our second quarter 2024 earnings on Tuesday, July 23, 2024, after the market close and will host our second quarter 2024 conference call on Wednesday, July 24, 2024 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2024 guidance, the expected use of proceeds from the offering of our 2029 Notes, the completion of the tender or redemption of our outstanding 2024 Notes and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development, re-entitlement or recently completed and not stabilized.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
ASSETS
Real estate investments:
Operating properties	$3,549,674	$3,542,232
Accumulated depreciation	(1,163,782)	(1,131,792)
Right of use asset - operating leases, net	18,875	19,031
Operating real estate investments, net	2,404,767	2,429,471
Construction-in-progress	146,194	135,529
Land held for development	81,616	82,510
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,660,339	2,675,272
Cash and cash equivalents	43,210	58,319
Restricted cash and escrow	8,089	9,215
Accounts receivable	11,628	11,977
Accrued rent receivable, net of allowance of $2,435 and $2,672 as of March 31, 2024 and December 31, 2023, respectively	189,718	186,708
Investment in unconsolidated real estate ventures	618,042	601,227
Deferred costs, net	95,049	95,984
Intangible assets, net	7,112	7,694
Other assets	103,573	86,051
Total assets	$3,736,760	$3,732,447
LIABILITIES AND BENEFICIARIES' EQUITY
Secured debt, net	$260,936	$255,671
Unsecured credit facility	37,000	—
Unsecured term loan, net	318,494	318,499
Unsecured senior notes, net	1,564,825	1,564,662
Accounts payable and accrued expenses	114,162	123,825
Distributions payable	26,248	26,017
Deferred income, gains and rent	25,363	24,248
Intangible liabilities, net	8,022	8,270
Lease liability - operating leases	23,415	23,369
Other liabilities	66,049	63,729
Total liabilities	$2,444,514	$2,408,290
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,270,907 and 172,097,661 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1,721	1,719
Additional paid-in-capital	3,168,661	3,163,949
Deferred compensation payable in common shares	19,996	19,965
Common shares in grantor trust, 1,145,121 and 1,194,127 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	(19,996)	(19,965)
Cumulative earnings	963,038	979,406
Accumulated other comprehensive income	5,339	(668)
Cumulative distributions	(2,853,199)	(2,827,022)
Total Brandywine Realty Trust's equity	1,285,560	1,317,384
Noncontrolling interests	6,686	6,773
Total beneficiaries' equity	$1,292,246	$1,324,157
Total liabilities and beneficiaries' equity	$3,736,760	$3,732,447

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023
Revenue
Rents	$119,008	$120,848
Third party management fees, labor reimbursement and leasing	5,894	6,002
Other	1,582	2,377
Total revenue	126,484	129,227
Operating expenses
Property operating expenses	32,279	33,594
Real estate taxes	12,592	14,602
Third party management expenses	2,543	2,639
Depreciation and amortization	45,042	45,600
General and administrative expenses	11,104	9,482
Total operating expenses	103,560	105,917
Gain on sale of real estate
Net gain on sale of undepreciated real estate	—	781
Total gain on sale of real estate	—	781
Operating income	22,924	24,091
Other income (expense):
Interest and investment income	421	505
Interest expense	(25,049)	(22,653)
Interest expense - amortization of deferred financing costs	(1,091)	(1,027)
Equity in loss of unconsolidated real estate ventures	(13,588)	(6,167)
Net loss on real estate venture transactions	(29)	—
Net loss before income taxes	(16,412)	(5,251)
Income tax provision	(2)	(25)
Net loss	(16,414)	(5,276)
Net loss attributable to noncontrolling interests	46	17
Net loss attributable to Brandywine Realty Trust	(16,368)	(5,259)
Nonforfeitable dividends allocated to unvested restricted shareholders	(336)	(70)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(16,704)	$(5,329)
PER SHARE DATA
Basic loss per Common Share	$(0.10)	$(0.03)
Basic weighted average shares outstanding	172,207,037	171,673,167
Diluted loss per Common Share	$(0.10)	$(0.03)
Diluted weighted average shares outstanding	172,207,037	171,673,167

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023
Net loss attributable to common shareholders	$(16,704)	$(5,329)
Add (deduct):
Net loss attributable to noncontrolling interests - LP units	(49)	(16)
Nonforfeitable dividends allocated to unvested restricted shareholders	336	70
Net loss on real estate venture transactions	29	—
Depreciation and amortization:
Real property	39,117	38,630
Leasing costs including acquired intangibles	5,019	6,140
Company’s share of unconsolidated real estate ventures	13,852	11,564
Partners’ share of consolidated real estate ventures	—	(4)
Funds from operations	$41,600	$51,055
Funds from operations allocable to unvested restricted shareholders	(419)	(224)
Funds from operations available to common share and unit holders (FFO)	$41,181	$50,831
FFO per share - fully diluted	$0.24	$0.29
Weighted-average shares/units outstanding — fully diluted	174,864,742	172,823,496
Distributions paid per common share	$0.15	$0.19
FFO payout ratio (distributions paid per common share/FFO per diluted share)	63%	66%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 1st QUARTER
(unaudited and in thousands)

Of the 72 properties owned by the Company as of March 31, 2024, a total of 68 properties ("Same Store Properties") containing an aggregate of 12.4 million net rentable square feet were owned for the entire three months ended March 31, 2024 and 2023. As of March 31, 2024, two properties were recently completed, and two properties were in development/redevelopment. The Same Store Properties were 87.6% and 88.0% occupied March 31, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2024	2023
Revenue
Rents	$111,378	$112,591
Other	270	284
Total revenue	111,648	112,875
Operating expenses
Property operating expenses	29,324	30,495
Real estate taxes	12,049	13,407
Net operating income	$70,275	$68,973
Net operating income - percentage change over prior year	1.9%
Net operating income, excluding other items	$70,238	$68,898
Net operating income, excluding other items - percentage change over prior year	1.9%
Net operating income	$70,275	$68,973
Straight line rents & other	(960)	(2,861)
Above/below market rent amortization	(246)	(286)
Amortization of tenant inducements	150	138
Non-cash ground rent expense	243	253
Cash - Net operating income	$69,462	$66,217
Cash - Net operating income - percentage change over prior year	4.9%
Cash - Net operating income, excluding other items	$69,014	$65,517
Cash - Net operating income, excluding other items - percentage change over prior year	5.3%
	Three Months Ended March 31,
	2024	2023
Net loss:	$(16,414)	$(5,276)
Add/(deduct):
Interest and investment income	(421)	(505)
Interest expense	25,049	22,653
Interest expense - amortization of deferred financing costs	1,091	1,027
Equity in loss of unconsolidated real estate ventures	13,588	6,167
Net gain on real estate venture transactions	29	—
Net gain on sale of undepreciated real estate	—	(781)
General & administrative expenses	11,104	9,482
Income tax provision	2	25
Consolidated net operating income	79,070	78,392
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,795)	(9,419)
Same store net operating income	$70,275	$68,973